Exhibit 99

NEWS

ANADARKO ANNOUNCES FIRST-QUARTER
2017 RESULTS

HOUSTON, May 2, 2017 – Anadarko Petroleum Corporation (NYSE: APC) today announced its first-quarter 2017 results, reporting a net loss attributable to common stockholders of $318 million, or $0.58 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items increased the net loss by $12 million, or $0.02 per share (diluted), on an after-tax basis.(1) Net cash provided by operating activities in the first quarter of 2017 was $1.12 billion.

FIRST-QUARTER HIGHLIGHTS

•	Increased total year-over-year sales volume by approximately 20 percent on a divestiture-adjusted basis(2)

•	Achieved oil production of 353,000 barrels per day on a divestiture-adjusted basis, bolstered by record oil sales volume in the Deepwater Gulf of Mexico and Delaware Basin(2)

•	Enhanced liquids product mix to 61 percent versus 53 percent year over year, contributing to significantly improved margins

•	Completed Eagleford and Marcellus asset divestitures for net cash proceeds of $2.8 billion, prior to final closing adjustments

“The first quarter of 2017 provides a clear picture of the power of our streamlined portfolio and the three ‘Ds’, with record oil sales volume, significantly improved margins and strong cash flow,” said Al Walker, Anadarko Chairman, President and CEO. “We have largely completed our divestiture program and ended the quarter with nearly $6 billion of cash on hand. These actions have increased our liquids product mix which, combined with the strengthening of commodity prices, substantially expanded our margins year over year. During the quarter, we continued to increase activity in the Delaware and DJ basins, adding six rigs to bring our current total to 21 across the U.S. onshore. In March, we also announced a 1.5-billion-barrel increase to our estimated net resources in the two basins, which now total more than 5 billion BOE.

This proven performance, continuing efficiency gains and financial flexibility have us well positioned to deliver a compound annual oil growth rate of better than 15 percent over the next five years at current commodity prices while spending within cash inflows.”

OPERATIONS SUMMARY
Anadarko’s first-quarter 2017 sales volume of oil, natural gas and natural gas liquids (NGLs) totaled 72 million BOE, or an average of 795,000 BOE per day. On a divestiture-adjusted basis, sales volume totaled approximately 61 million BOE, or 672,000 BOE per day.(2)

OPERATIONAL HIGHLIGHTS
During the first quarter of 2017, Anadarko continued to accelerate drilling activity in the U.S. onshore. The company achieved an all-time high for oil sales volume in the Delaware Basin, averaging approximately 31,000 barrels of oil per day. The company added five operated rigs during the quarter and has added one more subsequent to quarter-end, bringing the total number of operated rigs in the Delaware Basin to 15. The company continues to take action to establish operatorship in sections where it was not previously determined and expects these activities to result in operatorship of approximately 70 percent within the Area of Mutual Interest.
In the DJ Basin, Anadarko’s sales volume averaged 242,000 BOE per day. The company added one rig, bringing its total operated rig count to six, all drilling multi-well development pads.
In the Deepwater Gulf of Mexico, Anadarko’s sales volume more than doubled year over year to approximately 160,000 BOE per day, reflecting the benefit of last December’s property acquisition from Freeport-McMoRan and the continued strong performance at Lucius and Caesar/Tonga. The company continued to advance its hub-and-spoke opportunities, with field production at K2 reaching a nine-year record. Anadarko also drilled the first development well at Horn Mountain encountering more than 70 net feet of oil pay and expects to bring it on line later this year. In addition, the Calpurnia exploration well encountered nearly 60 net feet of oil pay in Miocene-aged sands. Calpurnia is expected to be tied back to one of Anadarko’s nearby operated facilities in the Green Canyon protraction area. Anadarko recently completed drilling operations at the Shenandoah-6 appraisal and sidetrack well, which did not encounter the oil-water contact in the eastern portion of the field. The company has currently suspended appraisal activity in the field while it evaluates the path forward.

Internationally, the company increased sales volume by approximately 17 percent year over year, driven by oil volumes from the TEN project offshore Ghana, which achieved first oil in August 2016. During the quarter, Anadarko also announced the Purple Angel discovery offshore Colombia, which is located approximately three miles from its previously announced Kronos discovery. Subsequent to quarter-end, the company made its third discovery offshore Colombia at the Gorgon prospect, which encountered 260-360 net feet of natural gas pay. The drillship in Colombia will be mobilized to West Africa in the second quarter to continue the company’s exploration and appraisal program offshore Côte d’Ivoire.

OPERATIONS REPORT
For additional details on Anadarko’s first-quarter 2017 operations and exploration program, please refer to the comprehensive Operations Report available at www.anadarko.com.

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host a conference call on Wednesday, May 3, 2017, at 8 a.m. Central (9 a.m. Eastern) to discuss first-quarter results. The dial-in number is 877.883.0383 in the U.S. or 412.902.6506 internationally. The confirmation number is 3348513. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Ten pages of summary financial data follow, including current hedge positions, a reconciliation of “divestiture-adjusted” or “same-store” sales, and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of divestiture-adjusted volumes, which are intended to present performance of Anadarko’s continuing asset base, giving effect to recent divestitures.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2016, the company had 1.72 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance, including Anadarko's ability to successfully execute upon its capital program; to meet financial and operating guidance contained in this news release; to meet the long-term goals identified in this news release; to successfully drill, complete, test and produce the wells identified in this news release; and to timely complete and commercially operate the projects and drilling prospects identified in this news release. See “Risk Factors” in the company’s 2016 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to Investors -The U.S. Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. We may use terms in this presentation, such as “estimated net resources,” and similar terms and quantities of “estimated proved reserves” using underlying management assumptions that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. These quantities may not constitute "reserves" within the meaning of the SEC’s rules. Estimates and drilling locations have not been risked by our management. Actual quantities that may be ultimately recovered from our interests may differ substantially. Factors affecting ultimate recovery include the scope of our ongoing drilling program, which will be directly affected by the availability of capital, drilling and production costs, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals and other factors; and our actual drilling results, including geological and mechanical factors affecting recovery rates. Such estimates may change significantly as development of our oil and gas assets provide additional data.

U.S. Investors are urged to consider closely the oil and gas disclosures in our Form 10-K for the year ended December 31, 2016, File No. 001-08968, available from us at www.anadarko.com or by writing to us at: Anadarko
Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380 Attn: Investor Relations. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

#            #            #

Anadarko Contacts

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Jim Grant, james.grant@anadarko.com, 832.636.8320
Pete Zagrzecki, pete.zagrzecki@anadarko.com, 832.636.7727

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

Below are reconciliations of certain GAAP to non-GAAP financial measures, each as required under Regulation G of the Securities Exchange Act of 1934. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Management uses adjusted net income (loss) to evaluate operating and financial performance and believes the measure is useful to investors because it eliminates the impact of certain noncash and/or other items that management does not consider to be indicative of the Company’s performance from period to period. Management also believes this non-GAAP measure is useful to investors to evaluate and compare the Company’s operating and financial performance across periods, as well as facilitating comparisons to others in the Company’s industry.

	Quarter Ended March 31, 2017
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common (GAAP)		$(318)	$(0.58)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$155	99	0.18
Gains (losses) on divestitures, net	804	509	0.92
Impairments
Producing and general properties	(373)	(237)	(0.43)
Exploration assets	(532)	(338)	(0.61)
Change in uncertain tax positions (FIN 48)	—	(21)	(0.04)
Certain items affecting comparability	$54	12	0.02
Adjusted net income (loss) (Non-GAAP)		$(330)	$(0.60)

*	Includes $12 million related to interest-rate derivatives, $141 million related to commodity derivatives, and $2 million related to gathering, processing, and marketing sales.

	Quarter Ended March 31, 2016
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$(1,034)	$(2.03)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(404)	(255)	(0.50)
Gains (losses) on divestitures, net	2	1	—
Impairments	(16)	(10)	(0.02)
Restructuring charges	(203)	(128)	(0.25)
Change in uncertain tax positions (FIN 48)	—	(73)	(0.14)
Certain items affecting comparability	$(621)	(465)	(0.91)
Adjusted net income (loss) (Non-GAAP)		$(569)	$(1.12)

*	Includes $(325) million related to interest-rate derivatives, $(75) million related to commodity derivatives, and $(4) million related to gathering, processing, and marketing sales.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt in the capitalization ratio is useful to investors in determining the Company’s leverage since the Company could choose to use its cash and cash equivalents to retire debt. In addition, management believes that presenting Anadarko’s net debt excluding WGP is useful because WGP is a separate public company with its own capital structure.

	March 31, 2017
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt (GAAP)	$15,326	$3,120	$12,206
Less cash and cash equivalents	5,831	123	5,708
Net debt (Non-GAAP)	$9,495	$2,997	$6,498

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$9,495	$6,498
Total equity		15,079	11,856
Adjusted capitalization		$24,574	$18,354

Net debt to adjusted capitalization ratio	39%	35%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko, and Western Gas Partners, LP (WES) is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
Cash Flow Information
(Unaudited)

	Quarter Ended
	March 31,
millions	2017	2016
Cash Flows from Operating Activities
Net income (loss)	$(275)	$(998)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,115	1,149
Deferred income taxes	(660)	(413)
Dry hole expense and impairments of unproved properties	1,012	35
Impairments	373	16
(Gains) losses on divestitures, net	(804)	(2)
Total (gains) losses on derivatives, net	(147)	299
Operating portion of net cash received (paid) in settlement of derivative instruments	(8)	105
Other	83	115
Changes in assets and liabilities	434	(443)
Net Cash Provided by (Used in) Operating Activities*	$1,123	$(137)
Net Cash Provided by (Used in) Investing Activities	$1,722	$(973)
Net Cash Provided by (Used in) Financing Activities	$(198)	$3,119

Capital Expenditures**	$1,255	$896

*
Restructuring charges (excluding share-based compensation) were $180 million for the quarter ended March 31, 2016. Cash payments for restructuring charges were $19 million for the quarter ended March 31, 2017, and $79 million for the quarter ended March 31, 2016.

**	Includes Western Gas Partners, LP (WES) capital expenditures of $286 million for the quarter ended March 31, 2017, and $140 million for the quarter ended March 31, 2016.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended
Summary Financial Information	March 31,
millions except per-share amounts	2017	2016
Consolidated Statements of Income
Revenues and Other
Oil sales	$1,663	$850
Natural-gas sales	502	366
Natural-gas liquids sales	289	178
Gathering, processing, and marketing sales	444	240
Gains (losses) on divestitures and other, net	869	40
Total	3,767	1,674
Costs and Expenses
Oil and gas operating	258	208
Oil and gas transportation	249	242
Exploration	1,085	126
Gathering, processing, and marketing	351	215
General and administrative	269	449
Depreciation, depletion, and amortization	1,115	1,149
Other taxes	155	117
Impairments	373	16
Other operating expense	22	16
Total	3,877	2,538
Operating Income (Loss)	(110)	(864)
Other (Income) Expense
Interest expense	223	220
(Gains) losses on derivatives, net	(147)	297
Other (income) expense, net	(8)	—
Total	68	517
Income (Loss) Before Income Taxes	(178)	(1,381)
Income tax expense (benefit)	97	(383)
Net Income (Loss)	(275)	(998)
Net income (loss) attributable to noncontrolling interests	43	36
Net Income (Loss) Attributable to Common Stockholders	$(318)	$(1,034)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$(0.58)	$(2.03)
Net income (loss) attributable to common stockholders—diluted	$(0.58)	$(2.03)
Average Number of Common Shares Outstanding—Basic	551	509
Average Number of Common Shares Outstanding—Diluted	551	509

Exploration Expense
Dry hole expense	$476	$11
Impairments of unproved properties	537	24
Geological and geophysical expense	37	37
Exploration overhead and other	35	54
Total	$1,085	$126

Anadarko Petroleum Corporation
(Unaudited)

	March 31,	December 31,
millions	2017	2016
Condensed Balance Sheets
Cash and cash equivalents	$5,831	$3,184
Accounts receivable, net of allowance	1,577	1,728
Other current assets	299	354
Net properties and equipment	29,065	32,168
Other assets	2,182	2,226
Goodwill and other intangible assets	5,739	5,904
Total Assets	$44,693	$45,564
Short-term debt	42	42
Other current liabilities	3,720	3,286
Long-term debt	15,284	15,281
Deferred income taxes	3,664	4,324
Asset retirement obligations	2,684	2,802
Other long-term liabilities	4,220	4,332
Common stock	57	57
Paid-in capital	11,914	11,875
Retained earnings	1,330	1,704
Treasury stock	(1,054)	(1,033)
Accumulated other comprehensive income (loss)	(391)	(391)
Total stockholders’ equity	11,856	12,212
Noncontrolling interests	3,223	3,285
Total Equity	15,079	15,497
Total Liabilities and Equity	$44,693	$45,564
Capitalization
Total debt	$15,326	$15,323
Total equity	15,079	15,497
Total	$30,405	$30,820

Capitalization Ratios
Total debt	50%	50%
Total equity	50%	50%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
	MBbls/d	MMcf/d	MBbls/d	MMBbls	Bcf	MMBbls	Per Bbl	Per Mcf	Per Bbl
Quarter Ended March 31, 2017
United States	269	1,859	112	24	167	10	$49.23	$3.00	$26.57
Algeria	70	—	6	6	—	1	53.20	—	37.57
Other International	28	—	—	3	—	—	53.77	—	—
Total	367	1,859	118	33	167	11	$50.34	$3.00	$27.17

Quarter Ended March 31, 2016
United States	232	2,303	122	21	210	11	$28.04	$1.75	$14.98
Algeria	65	—	6	6	—	—	34.62	—	22.78
Other International	18	—	—	2	—	—	32.27	—	—
Total	315	2,303	128	29	210	11	$29.65	$1.75	$15.32

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended March 31, 2017	795		72
Quarter Ended March 31, 2016	827		75

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
Quarter Ended March 31, 2017
United States	$1,191	$502	$267	$1	$(4)	$(3)
Algeria	334	—	22	—	—	—
Other International	138	—	—	—	—	—
Total	$1,663	$502	$289	$1	$(4)	$(3)

Quarter Ended March 31, 2016
United States	$591	$366	$167	$88	$13	$2
Algeria	206	—	11	—	—	—
Other International	53	—	—	—	—	—
Total	$850	$366	$178	$88	$13	$2

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of May 2, 2017

Note: Guidance excludes 2017 sales volumes associated with the Eagleford and Marcellus divestitures.

	2nd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	Units			Units

Total Sales Volumes (MMBOE)	57	—	59	235	—	239
Total Sales Volumes (MBOE/d)	626	—	648	644	—	655

Oil (MBbl/d)	336	—	342	357	—	362

United States	248	—	252	273	—	276
Algeria	61	—	62	59	—	60
Ghana	27	—	28	25	—	26

Natural Gas (MMcf/d)

United States	1,215	—	1,250	1,170	—	1,200

Natural Gas Liquids (MBbl/d)

United States	89	—	93	91	—	94
Algeria	5	—	6	5	—	6

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Oil ($/Bbl)	(4.20)	—	(0.20)	(4.30)	—	(0.30)

United States	(5.00)	—	(1.00)	(5.00)	—	(1.00)
Algeria	(2.00)	—	2.00	(2.00)	—	2.00
Ghana	(2.00)	—	2.00	(2.00)	—	2.00

Natural Gas ($/Mcf)

United States	(0.50)	—	(0.30)	(0.40)	—	(0.20)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of May 2, 2017

Note: Guidance excludes items affecting comparability.

	2nd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	95	—	105	400	—	420
Minerals and Other	40	—	60	180	—	200

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	4.15	—	4.35	3.90	—	4.40
Oil & Gas Transportation	3.40	—	3.60	3.50	—	3.65
Depreciation, Depletion, and Amortization	18.15	—	18.40	17.70	—	17.80
Production Taxes (% of Product Revenue)	7.0%	—	8.0%	6.5%	—	7.5%

	$ MM			$ MM

General and Administrative (excludes restructuring charges)	260	—	280	1,000	—	1,050
Other Operating Expense	5	—	10	30	—	40
Exploration Expense
Non-Cash	95	—	125	885	—	985
Cash	55	—	75	235	—	255
Interest Expense (net)	215	—	230	880	—	900
Other (Income) Expense	(5)	—	5	(15)	—	—

Taxes
Algeria (100% Deferred for Q2 and 100% Current for Total Year)	60%	—	70%	60%	—	70%
Rest of Company ((10)% Current/110% Deferred for Q2 and (150)% Current/250% Deferred for Total Year)	25%	—	35%	25%	—	35%

Noncontrolling Interest	45	—	55	205	—	225

Avg. Shares Outstanding (MM)
Basic	552	—	554	552	—	554
Diluted	552	—	554	553	—	555

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	1,050	—	1,250	4,500	—	4,700

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of May 2, 2017

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Oil
Three-Way Collars
2017
WTI	68	$40.00	$50.00	$58.84
Brent	23	$40.00	$50.00	$62.64
	91	$40.00	$50.00	$59.80

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2017	682	$2.00	$2.75	$3.60

2018	250	$2.00	$2.75	$3.54

Interest-Rate Derivatives
As of May 2, 2017

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$500 Million	Sept. 2016 – 2046	Sept. 2018	6.559%	3M LIBOR
Swap	$300 Million	Sept. 2016 – 2046	Sept. 2020	6.509%	3M LIBOR
Swap	$450 Million	Sept. 2017 – 2047	Sept. 2018	6.445%	3M LIBOR
Swap	$100 Million	Sept. 2017 – 2047	Sept. 2020	6.891%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2021	6.570%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended March 31, 2017				Quarter Ended March 31, 2016
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	119	1,146	88	398	130	1,128	71	389
Deepwater Gulf of Mexico	125	129	12	159	58	85	7	79
International and Alaska	109	—	6	115	93	—	6	99
Same-Store Sales	353	1,275	106	672	281	1,213	84	567
Divestitures*	14	584	12	123	34	1,090	44	260
Total	367	1,859	118	795	315	2,303	128	827

*	Includes East Chalk, Wamsutter, Ozona, Elm Grove, Hugoton, Hearne, Carthage, Eagleford, and Marcellus.